2011 Industry **Analyst** **Meeting**

Confidential and proprietary materials for authorized Verizon personnel and outside agencies only. Use, disclosure or distribution of this material is not permitted to any unauthorized persons or third parties except by written agreement.

Cloud 3.0 Kerry Bailey Group President Cloud Strategy and Services Don Rippert CTO and Managing Director, Innovation, Accenture Exhibit(a)(5)(I) © 2011 Verizon. All Rights Reserved. PTE14920 4/11

2011 Industry Analyst Meeting

verizon
Cloud Services
HQ
LOCAL BRANCHES
DATA CENTERS
Premier Global IP Backbone

cybertrust
certified
MCI

Verizon’s Capabilities
Offices in 75 countries
200 Data Centers
- 5 Smart Data Centers
- 19 Premium Data Centers
- 17 Advanced Data Centers
- >175 Standard Data
Centers
Over 3,000 Professional
Service consultants
IP Network in 2,700
cities, 159 countries
#1 in Security Services
Premier Global Network
Service Provider
Superior global assets, strong strategic position
Security
Global Network
Professional Services
Data Centers

2011 Industry Analyst Meeting

Confidential and proprietary materials for authorized Verizon personnel and outside agencies only. Use, disclosure or distribution of this material is not permitted to any unauthorized persons or third parties except by written agreement.

Business Cloud Strategic Objectives
The Business Cloud Strategy*
Significant data
center services
Credible, capable
provider of cloud
services
Accelerates share
capture
Foundation for long-term
Terremark + Verizon
Accelerates Strategy
Compete on scale with data centers
World’s leading security to make the cloud
enterprise grade
Networks differentiate how we deliver
applications, content and communicate
*Subject to the completion of the Terremark tender offer
Mobile Applications will operate in the cloud
Next generation software automation to
achieve efficiencies and market leading
solutions

Execution of the Strategy
This combination will create a tipping point for Everything as a Service through a unified enterprise IT platform and unique business cloud offerings leveraging the companies’ collective strengths.
A Verizon Company
Terremark accelerates the cloud opportunity for Verizon
Global portfolio of advanced
voice, data, IP, IT and security
solutions
Leader in Cloud Infrastructure
as a Service and Web Hosting
Leader in Managed Security
Services
19 Premium Data Centers and
5 Smart Centers in US,
Europe and Asia
Leading global provider of
managed IT infrastructure
services
Innovative technology
platform delivering cloud,
security  and managed
hosting services
13 data centers in the US,
Europe and Latin America
Leading cloud services
provider
Leader in managed security
services
One of the largest managed
hosting companies
Global data center footprint
Comprehensive services
portfolio
Agile innovator in secure IT
and cloud services
Unified enterprise IT platform

2011 Industry Analyst Meeting

Disrupting the Market Place

Transforming the Delivery of IT
Building next
generation
orchestration on
Web 2.0
technologies
Fabric for
deploying SaaS
and business
applications
Internal work loads
for scale
Foundational
Offerings
Expand
Presences
Acceleration
Next Gen
Automation
Mega
Scale
All about scale
Lowest cost
First business grade
cloud offering Amazon
like efficiencies
Management at data
center level
Robust ISV ecosystem
in place
The Business Cloud
Terremark
Accelerates Data
Center Capacity
for scale
Accelerates
adding depth of
capabilities
Expansion of CaaS
with improved
global reach
Expand IaaS
offering to include
Cloud Storage
Current data center
capacity to meet
demand
Expanding offering
to include vCloud
Expands presence in
Govt, LATAM and
SMB
Expand our private
cloud capability
Excellence in
capacity
management, data
center management
and operations
Cloud 3.0
Cloud 2.0
Cloud 1.0
Develop Cloud 3.0 and
Close Terremark
Business Platform
On-line company
with API’s
Speed  to market with current offerings and converged
development roadmaps. Parallel path to Cloud 3.0
development
Verizon
Cloud 3.0 Execution Path

Terremark
13 Global Datacenters
1.365M Potential sq ft
Verizon
37 Global Internet Datacenters
2.5M Potential sq ft
Terremark Facility
Verizon Facility
Verizon SmartCenter
Verizon – Terremark Assets
Global Coverage

2011 Industry **Analyst Meeting**

altogether**better**

You have plenty
of things to worry about.

verizon

terremark

verizon

Quality Innovation Talent Customer Centric Matching Network Centric Assurance Scale Resilient Distinct Yet Highly Complementary IT Centric Agility Flexibility Speed

2011 Industry Analyst Meeting

Application Outsourcing
Infrastructure Outsourcing

Confidential and proprietary materials for authorized Verizon personnel and outside agencies only. Use, disclosure or distribution of this material is not permitted to any unauthorized persons or third parties except by written agreement.

Service & Account Management
SaaS & Cloud Apps
Data Centers
Colocation
Managed
Hosting
Network
Cloud Computing/Infrastructure-as-a-Service
Common  Application Connector Framework
Verizon/my-
VoIP
Verizon/my-
presence
Verizon/my-
LBS
Verizon/my-
compute
• This is where the differentiated
value proposition is created for our
platform
• The network will separate Verizon
from the over top providers at this
layer
• Higher value solutions at the
application layer
• Application enabled industry
solutions
• New communication applications
• Built to economies of scale
Verizon/Terremark foundational offerings Cloud capabilities to be built
Building the Business Cloud

Verizon Cloud Global Centers
Current Footprint and Planned 2011 Expansions
Cloud Cloud
Storage Storage
San Jose San Jose
Cloud Cloud
Storage Storage
Toronto Toronto
Cloud Cloud
Storage Storage
Stockholm Stockholm
Cloud Cloud
Storage Storage
Frankfurt Frankfurt
Cloud Cloud
Storage Storage
Tokyo Tokyo
Cloud Cloud
Storage Storage
Beltsville Beltsville
Cloud Cloud
Storage Storage
London London
Cloud Cloud
Storage Storage
Amsterdam Amsterdam
Cloud Cloud
Storage Storage
Hong Kong Hong Kong
Cloud Cloud
Storage Storage
Canberra Canberra
CaaS CaaS
San Jose San Jose
CaaS CaaS
Beltsville Beltsville
CaaS CaaS
London London
CaaS CaaS
Amsterdam Amsterdam
CaaS CaaS
Hong Kong Hong Kong
CaaS CaaS
Canberra Canberra

2011 New Cloud Solutions
Security Compliance Mobility
Infrastructure as a Service
Platform as a Service
Software as a Service
Private
Cloud
Cloud
Consulting
UC&C as a Service
SAP as a Service
Analytics as a Service
Identity and Access
Management as a
Service
E-Mail and Web Filtering
SSL
Risk and Compliance as
a Service
Mobile App as a Service
Cloud Computing
Cloud Storage
Cloud
Assessment
Services
Cloud Design
Services
Cloud
Implementation
and Migration
Services
Cloud Security
Services
Cloud
Compliance
Services
Cloud Mobility
Services
Private Cloud
Implementation
Services
Private Cloud
Managed
Services

Customer Seeking the Business Cloud
Enterprise Class
SLA’s
Full Suite of IT
Services
Business applications
Embedded security
Global
Industry solutions
Consumer and Commodity Clouds
Business Cloud
Multiple  hotel brands,
over 4,500 hotels in
100 countries
Commodity cloud
unable to meet
requirements of
business grade SLA,
quality of service and
network latency
Global Hotel
Chain

2011 Industry Analyst Meeting

Differentiated value proposition
Channel Partners
ISV
Application Partners
accenture
Microsoft
SAP
Ecosystem Partners
vmware
cisco
accenture
MITSUI

verizon

Cloud Partnership Strategy Technology (Infrastructure) Partners Network Equipment Devices Storage Compute Operational Software

“Cloud” will Drive the Next Great
Application Rationalization Effort
Time
Variable
workloads
Core
IT
Differentiated
IT
• Systems with
variability in capacity
requirements
– E-commerce
– Analytics
– Storage
• Focus on
standardization and
best practices
- Comm’s Apps
- Desktop
- HR systems
- ERP Systems
Adoption Today
• Systems core to the
corporate mission
• Company and
Industry specific
– Customized
– Unique to
business process
• Systems that create
a competitive market
advantage
– Custom
– Unique
– Corporate IP
Commodity
IT
Cloud Runtime
Cloud Integration
Future

Global Software Partnership Example
HQ
Branch
Mobile
SMB
SAP/Verizon Portfolio
Mobile Cloud Hosted
Software Integration Partners
Networks
SaaS
Customers talking cloud
SAP recommends
certified providers
Accenture for Pro Services

2011 Industry Analyst Meeting

Confidential and proprietary materials for authorized Verizon personnel and outside agencies only. Use, disclosure or distribution of this material is not permitted to any unauthorized persons or third parties except by written agreement.

Value To Clients
Verizon and Accenture
Global Cloud Fabric
Private Network
Mobility Solutions / LTE / 4G
Managed security practice
Global data center footprint
Scalable, flexible infrastructure
Large existing global client
footprint
20+ years of proven analytic capabilities
Market leader for business analytics
Decision process optimization
Reusable analytics models library
Large existing global client footprint
Verizon:
Value to Clients:
Accenture:
Global footprint
Speed to capability
Accessibility to industry experts
Horizontal and vertical analytics best practices
Analytics Cloud provides consumption based billing
Move from capex to opex spend
Innovative and iterative analytics processes
Instant scalablity

2011 Industry Analyst Meeting

accenture
verizon
verizon
verizon
verizon
nielsen
D&B
Decide with Confidence
ACXIOM
bing
Google
sas
accenture

Analytics-as-a-Service
Emerging Data
3rd
Party Data
Analytics Cloud
Decision Process
Optimization
EDW
Customer
Revenue
Product
Online
Orders
• Presentation
• Visualization
• Collaboration
Client Data
Functional
Expertise
•Business Value Architect
•Industry / Functional
Strategist
•Analytics Solution
Architect
•Management Scientist
•Applied Statistician
Statistical
Expertise
•Data Architect
•Capacity Planner
IT Operations
Expertise
Holistic solution leveraging
20+ years of experience
Data Sources & Services
Data Management
Integration, Architecture &
Infrastructure
Methods
Insight Generation
Advanced
Analytics
Data
Integration
Advanced
Analytics
Data
Integration
Proprietary
Reusable Analytics
Models Catalogue

2011 Industry **Analyst Meeting**

Confidential and proprietary materials for authorized Verizon personnel and outside agencies only. Use, disclosure or distribution of this material is not permitted to any unauthorized persons or third parties except by written agreement.

Additional Information and Where to Find It
This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. Verizon – through a new subsidiary,
Verizon Holdings Inc. – has filed a tender offer statement on Schedule TO with the SEC, which has been previously amended. Terremark stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9, as amended, filed by Terremark with the SEC because they contain important information about the proposed transaction. These documents are available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents may be obtained free of charge by directing a request to Verizon at 212-395-1525. A copy of the tender offer statement and the solicitation/recommendation statement is available to all stockholders of Terremark by contacting Terremark Investor Relations at
305-860-7822.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication regarding the proposed transaction between Verizon and Terremark, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Verizon’s and Terremark’s future expectations, beliefs, goals or prospects constitute forward-
looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,”
“plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the timing for satisfying the conditions to the completion of the transaction, including the receipt of Terremark stockholder approval and the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Terremark’s operations into those of Verizon or that such integration may be more difficult, time-
consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Terremark may be difficult; and the other factors described in Verizon’s Annual Report on Form
10-K for the fiscal year ended December 31, 2010, and Terremark’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and in its most recent quarterly report filed with the SEC. Verizon and Terremark assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.